                                                                   Exhibit 10.30

              PERSONAL COMPUTER FUNCTIONALITY MANAGEMENT AGREEMENT

                                    BETWEEN

                               SPI HOLDING, INC.

                                      AND

                       EDS TECHNICAL PRODUCTS CORPORATION

THIS AGREEMENT HAS CONFIDENTIAL PORTIONS OMITTED, WHICH PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT WITH BRACKETS ([ ]).

                               TABLE OF CONTENTS

                                                                       Page
                                                                       ----

                                   ARTICLE I
                        AGREEMENT, TERM AND DEFINITIONS

1.1  Agreement.......................................................  1
1.2  Term............................................................  2
1.3  Definitions.....................................................  2

                                   ARTICLE II
              PERSONAL COMPUTER FUNCTIONALITY REQUESTS AND LEASES

2.1  Personal Computer Functionality Request.........................  4
2.2  Leases..........................................................  5
2.3  Facility Renewal................................................  5

                                  ARTICLE III
                      RIGHTS AND OBLIGATIONS UNDER LEASES

 3.1  Inspection, Integration and Testing............................  5
 3.2  Installation...................................................  6
 3.3  Transportation.................................................  6
 3.4  Use of Personal Computer and Right of Quiet Enjoyment..........  6
 3.5  Risk of Loss...................................................  7
 3.6  Insurance......................................................  8
 3.7  Event of Loss..................................................  8
 3.8  On-Site Service................................................  9
 3.9  Warranties and Remedies........................................ 10
 3.10 Charges........................................................ 12
 3.11 Taxes.......................................................... 12
 3.12 Payment........................................................ 12
 3.13 Assignment..................................................... 13
 3.14 Interpretation of Payments in Certain Events................... 14

                                   ARTICLE IV
                          RIGHTS AND OBLIGATIONS UPON
                      TERMINATION AND EXPIRATION OF LEASES

 4.1  Events of Default.............................................. 14
 4.2  Remedies for Events of Default................................. 15
 4.3  EDS' Rights on Repossession.................................... 16
 4.4  Obligations in the Event of Expiration or Termination.......... 17
 4.5  Options Upon Expiration of Lease............................... 18

                                   ARTICLE V
                   PERFORMANCE REVIEW AND DISPUTE RESOLUTION
 5.1  Performance Review............................................. 19
 5.2  Dispute Resolution............................................. 19

                                   ARTICLE VI
                                 MISCELLANEOUS

 6.1  Excusable Delays............................................... 21
 6.2  UCC Financing Statements....................................... 21
 6.3  Transaction Costs.............................................. 21
 6.4  Waiver......................................................... 21
 6.5  Public Disclosures............................................. 21
 6.6  Notices........................................................ 21
 6.7  Severability................................................... 22
 6.8  Order of Priority.............................................. 23
 6.9  Confidentiality................................................ 23
 6.10 Time of the Essence............................................ 24
 6.11 Relationship of the Parties.................................... 24
 6.12 Governing Law.................................................. 24
 6.13 Entire Agreement............................................... 24

                                   SCHEDULES

Schedule 1.3(o)         -  Personal Computer Configurations
Schedule 1.3(t)         -  Service Offerings
Schedule 1.3(y)         -  SPI Hardware
Schedule 1.3(z)         -  SPI Software
Schedule 3.2            -  Installation Procedures
Schedule 3.4            -  Hardware and Vendor Software Provided by EDS
Schedule 3.6            -  Stipulated Loss Values
Schedule 3.8(a)(i)      -  Exempt Sites
Schedule 3.10           -  Charges

                   PERSONAL COMPUTER FUNCTIONALITY AGREEMENT


     This PERSONAL COMPUTER FUNCTIONALITY MANAGEMENT AGREEMENT (the "PCFM"), dated July 28, 1993 (the "Effective Date"), is by and between SPI Holding, Inc. ("SPI") and EDS Technical Products Corporation ("EDS").

                                    RECITALS

     SPI desires that EDS provide a facility under which SPI may obtain certain personal computer hardware, software and related integration, installation, warranty and maintenance services provided by or through and financed by EDS,

     SPI desires that such facility allow all such services to be bundled with and relate to the obligations for the personal computer hardware and software and constitute separate transactions under such facility, and

     SPI desires to pay for all such personal computer hardware, software and related integration, installation, warranty and maintenance services on a "cost-per-seat-per-month" basis.

     EDS agrees to perform all such obligations under the terms and conditions of this PCFM and each Lease (as defined in Section 2.1).

                                   ARTICLE I
                        AGREEMENT, TERM AND DEFINITIONS

1.1 Agreement. SPI and EDS agree to enter into Leases (as defined in Section 2.1) for Personal Computer Functionality (as defined in Section 1.3(p) below) in accordance with the terms and conditions of this PCFM, and that SPI and EDS will each have all rights and obligations as set forth under each such Lease and the terms and conditions of this PCFM.

     SPI and EDS will enter into a minimum of [ ] Leases under this PCFM, and, prior to receiving the unconditional approvals and waivers, as the case may be, described in Section 1.2 of the Phase I Information Technology Services Agreement dated July 28, 1993, neither party will have any obligation to enter into any other Leases thereafter until such time as such unconditional approvals and waivers, as the case may be, are obtained, if ever. SPI will use commercially reasonable efforts to obtain the unconditional approvals and waivers, as the case may be, as described in such Section 1.2, and upon receiving such approvals, Spectradyne and EDS will have the obligation to enter into a total of [ ] Leases (which number will include the number of Leases into which SPI and EDS have entered by such time as such unconditional approvals and waivers as the case may be, have been obtained). EDS will have the same rights as those of Electronic Data Systems Corporation under such Section 1.2, and SPI will have all rights and obligations set forth in such Section 1.2.

EMPTY BRACKETS ([     ]) ON THIS PAGE DENOTE CONFIDENTIAL INFORMATION, WHICH
HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION.

1.2 Term. The term of this PCFM will commence on the Effective Date and expire on the tenth anniversary of the Effective Date, unless earlier terminated in accordance with the provisions of Article IV. Notwithstanding the foregoing, EDS' obligation to extend capital to finance the Leases for Personal Computer Functionality (the "Facility") will expire upon the earlier of (i) the first anniversary of the Effective Date, (ii) EDS' expenditure of capital in connection with SPI and EDS entering into [ ] Leases for Personal Computer Functionality (as such term is defined in Section 1.3(p)) at a rate of [ ] per Lease per month for a period of 60 months for each such Personal Computer Functionality and [ ] Leases for Personal Computer Functionality at a rate of
[ ] per Lease per month for a period of 60 months for each such Personal Computer Functionality or (iii) any termination of this PCFM in accordance with the provisions of Article IV. This PCFM, including without limitation the Facility provided by EDS to SPI, may be extended by written agreement of SPI and EDS.

1.3 Definitions. As used in this PCFM, the following terms will have the respective meaning set forth below:

     (a) "Business Day" means a day other than (i) Saturday, Sunday and (ii) any day on which the principal commercial banks located in Texas are authorized or obligated to close under the laws of Texas.

     (b) "Commencement Date" has the meaning set forth in Section 3.12.

     (c) "Confidential Information" has the meaning set forth in Section 6.9(a).

     (d) "Coverage Time" has the meaning set forth in Section 3.8 (a).

     (e) "EDS" has the meaning set forth in the Preamble.

     (f) "EDS Software" has the meaning set forth in Section 1.3(ab) of the Phase 1 Information Technology Services Agreement dated on or about July 28, 1993 by and between Spectradyne, Inc. and Electronic Data Systems Corporation.

     (g) "Effective Date" has the meaning set forth in the Preamble.

     (h) "Event of Default" has the meaning set forth in Section 4.1.

     (i) "Event of Loss" has the meaning set forth in Section 3.5.

     (j) "Facility" has the meaning set forth in Section 1.2.

     (k) "Hardware" means computers and related equipment, including but not limited to, central processing units and other processors; peripheral devices such as storage devices, printers, terminals and other input and output devices; and/or other tangible mechanical and electronic equipment, such as

EMPTY BRACKETS ([     ]) ON THIS PAGE DENOTE CONFIDENTIAL INFORMATION, WHICH
HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION.

     controllers, modems, communications and telecommunications equipment (voice, data and video) and networks intended for the input, storage, manipulation communication, transmission and retrieval of information and data.

     (l) "Lease" has the meaning set forth in Section 2.1.

     (m) "PCFM" has the meaning set forth in the Preamble.

     (n) "PC Installation Site" means the location designated in an Personal Computer Functionality Request where a Personal Computer described in such Request will be installed.

     (o) "Personal Computer" means the Hardware and Software integrated by EDS in accordance with a configuration set forth in Schedule 1.3(o), as amended upon the mutual agreement of SPI and EDS, selected by SPI and identified in a Personal Computer Functionality Request.

     (p) "Personal Computer Functionality" means SPI's selection, as set forth in a Personal Computer Functionality Request, of one of the Personal Computer configurations set forth in Schedule 1.3(o) bundled with SPI's selection of one of the Service Offerings set forth in Schedule 1.3(t).

     (q) "Personal Computer Functionality Request" has the meaning set forth in
     Section 2.1.

     (r) "Phase I Information Technology Services Agreement" means that certain agreement between SPI and Electronic Data Systems Corporation dated on or about July 16, 1993.

     (s) "Remaining Lease Term" has the meaning set forth in Section 4.3(a).

     (t) "Service Offering" means the package of services selected by SPI from those set forth in Schedule 1.3(t).

     (u) "Service Request" has the meaning set forth in Section 3.8.

     (v) "Software" means computer programs together with input and output formats, program listings, narrative descriptions, operating instructions and supporting documentation and will include the tangible media upon which such programs and documentation are recorded. The term "software" does not include SPI Programming.

     (w) "Spectradyne" means Spectradyne, Inc., a wholly-owned subsidiary of SPI.

     (x) "SPI" has the meaning set forth in the Preamble.

     (y) "SPI Hardware" means that Hardware set forth in Schedule 1.3(y), as amended from time to time upon the mutual agreement of SPI and EDS, which Hardware will be provided by SPI to EDS without charge to EDS to be integrated by EDS into a Personal Computer and in which title or all other rights necessary to use are vested in SPI.

     (z) "SPI Software" means the Software owned by SPI or Spectradyne, as the case may be, and identified in Schedule 1.3(z), as such Schedule may be amended from time to time upon the mutual agreement of SPI and EDS.

     (aa) "Stipulated Loss Value" has the meaning set forth in Section 3.5.

     (ab) "Vendor" means any person or entity that manufactures, publishes, distributes or licenses, as the case may be, Hardware or Software.

     (ac) "Vendor Software" means that Software the rights to which are licensed or owned by a Vendor.

                                   ARTICLE II
              PERSONAL COMPUTER FUNCTIONALITY REQUESTS AND LEASES

2.1 Personal Computer Functionality Request. SPI will from time to time, as set forth in Section 2.1(b) below, submit written requests to EDS for Personal Computer Functionality. Each such request will incorporate the terms and conditions of this PCFM and will specify (i) a Personal Computer, (ii) a Service Offering, (iii) the PC Installation Site and (iv) SPI's desired installation date (a request including all such information is referred herein as a "Personal Computer Functionality Request"). (A Personal Computer Functionality Request accepted by EDS is referred to in this PCFM as a "Lease".)

     (a) If EDS is unable to install the Personal Computer on the date set forth in the Personal Computer Functionality Request, EDS will notify SPI within five Business Days after EDS' receipt of such Personal Computer Functionality Request, and SPI and EDS will negotiate in good faith for the installation of the Personal Computer and the commencement of the corresponding Service Offering on a date mutually agreed to by SPI and EDS, provided, however, that EDS will use commercially reasonable efforts to install such Personal Computer and commence such Service Offering expeditiously. EDS will accept each Personal Computer Functionality Request issued in accordance with the provisions set forth above in this Section
     2.1 (subject to such agreement on the installation date) and, based upon such Request, enter into a Lease for Personal Computer Functionality in accordance with Section 2.2.

     (b) SPI will issue Personal Computer Functionality Requests and, subject to the limitations set forth in Section 1.1, Section 1.2 and Section 2.2, SPI and EDS will enter into Leases, and EDS will install each Personal Computer, in accordance with the schedule set forth in the Transition Plan developed under the Phase I Information Technology Services Agreement or such other installation plan developed and mutually agreed to by SPI and EDS.

2.2 Leases. Each Lease will incorporate the terms and conditions of this PCFM and constitutes a separate agreement. The term of each Lease will begin on the Commencement Date (as defined in Section 3.12), and will continue in full force until the fifth anniversary of the Commencement Date, unless terminated by either party in accordance with the provisions of Article IV.

2.3 Facility Renewal. As is more specifically set forth in Section 4.4 and
Section 4.5, SPI will have the following options upon the expiration or termination of each Lease: (i) return the Personal Computer to EDS, (ii) purchase the Personal Computer for a nominal amount and not purchase any Service Offering, (iii) purchase the Personal Computer for a nominal amount and purchase a Service Offering or (iv) enter into a Lease for new Personal Computer Functionality (which the election, SPI and EDS agree, will require a capital commitment in addition to that described in Section 1.2(ii) above). If SPI anticipates desiring to enter into Leases for new Personal Computer Functionality (referred to by SPI and EDS as a technology refresh), then on or about the fourth anniversary of the Effective Date, SPI and EDS will meet to discuss the amount of such capital commitment and to consider whether or not either party desires to renew the Facility.

                                  ARTICLE III
                      RIGHTS AND OBLIGATIONS UNDER LEASES

3.1 Inspection, Integration and Testing. EDS will perform inspection, integration and testing of Personal Computers in accordance with the configurations set forth in Schedule 1.3(o).

     (a) SPI Hardware. SPI may request that EDS integrate SPI Hardware into a Personal Computer. EDS will perform such integration and will perform On-Site Service on such SPI Hardware in accordance with Section 3.8, the charges for which services are included in the charges set forth in Section 3.10.

     (b) Licensing of Vendor Software. EDS will obtain all rights SPI and EDS mutually agree are necessary and appropriate by SPI and EDS for SPI to use throughout the term of each Lease any Vendor Software provided by or through EDS and listed on Schedule 1.3(o). SPI agrees to comply with all license agreements that may be required by Vendors in connection with SPI's use of any such Vendor Software. SPI's obligation under this Section 3.1(b) includes without limitation Vendor Software delivered pre-loaded on a Personal Computer where the applicable license agreement states that SPI's obligations under such license arise with the breaking of the Vendor Software packaging or some other act whether or not SPI has taken any such act. If any such license agreement requires that an agreement be executed and returned to the licensor, SPI agrees to execute and return such agreement in accordance with such requirements.

     (c) Licensing of SPI Software. SPI represents and warrants that (i) SPI has all rights necessary to provide to EDS SPI Software which is owned by Spectradyne and (ii) to the extent that SPI requests that EDS integrate SPI Software into a Personal Computer, SPI and EDS will have the rights and obligations in such SPI Software set forth in the Phase I Information Technology Services Agreement, including without limitation the provisions of Section 11.3 and Section 14.1(d) (i) except that SPI will be the indemnifying party and EDS will be the indemnified party and such provision will apply only to the extent that it pertains to EDS' services related to integrating SPI Software into a Personal Computer and SPI Software integrated into a Personal Computer.

     (d) Licensing of EDS Software. To the extent that SPI requests that EDS integrate EDS Software into a Personal Computer, SPI and EDS will have the rights and obligations in such EDS Software set forth in the Phase I Information Technology Services Agreement, including without limitation the provisions of Section 11.4 and Section 14.1(d)(ii) except that EDS will be the indemnifying party and SPI will be the indemnified party and such provision will only apply to the extent that it pertains to EDS Software integrated into a Personal Computer.

3.2 Installation. EDS will install the Personal Computers in accordance with the installation procedures set forth in Schedule 3.2. SPI will obtain all necessary permissions, approvals, permits and other rights necessary to permit EDS to install the Personal Computer in the desired location at the PC Installation Site.

3.3 Transportation. Personal Computers will be delivered to the PC
Installation Site designated in the applicable Lease and in accordance with the timetable set forth in the installation plan described in Section 2.1(b). The method and mode of all required transportation, rigging, drayage, and insurance will be those selected by EDS (the charges for which are included in the charges under Section 3.10), except that EDS will not transport by overnight or other expedited carrier unless stated on an Personal Computer Functionality Request or unless EDS obtains the prior consent of SPI and SPI pays all charges for such expedited transportation.

3.4 Use of Personal Computer and Right of Quiet Enjoyment. EDS will affix to the Personal Computer, and each unit or element thereof, appropriate tags, decals or plates provided by EDS indicating the ownership of such Personal Computer by EDS, and SPI will not cause or permit any such tags, decals or plates to be removed, defaced or covered in any way. SPI will use the Personal Computer Functionality solely in the conduct of its business, in a manner and for the use contemplated by the manufacturer thereof, and in compliance with all laws, rules and regulations of every governmental authority having jurisdiction over the Personal Computer. SPI will pay all costs, expenses, fees and charges incurred in connection with the use and operation of the Personal Computer Functionality, if any, other than those charges for EDS' obligations under this PCFM. So long as SPI is not in default under the applicable Lease, EDS will not interfere with SPI's right of quiet enjoyment and use of the Personal Computer. However, upon reasonable notice by (and at the sole expense of) EDS, SPI will permit any person designated by EDS, at EDS's expense, to visit and inspect the Personal Computer at such reasonable times and places and as often as EDS may reasonably request.

Except as otherwise provided herein, the Personal Computer will be kept by SPI in its sole possession and control and will at all times be located at the PC Installation Site. SPI may relocate the Personal Computer within the continental U.S., Alaska, Hawaii, Mexico, the Virgin Islands, Puerto Rico and Canada with prior and written consent of EDS, which consent will not be unreasonably withheld, delayed or conditioned. All costs and expenses of every nature which may be incurred in connection with the permitted movement of the Personal Computer Functionality between different locations will be borne by SPI, which movement will be performed by EDS under the Phase I Information Technology Services Agreement and subject to the charges set forth in Section 6(e) of
Schedule 9.1 of the Phase I Information Technology Services Agreement. SPI may not upgrade, alter or make attachments to the Personal Computer without the prior written consent of EDS, which consent will not be unreasonably withheld, delayed or conditioned. If such consent is granted, SPI and EDS will amend the Lease to reflect such change, including without limitation any increase in the charges under such Lease, and, if, at the end of the term of this applicable lease, EDS so requests, SPI will return, or request and pay all charges for EDS to return, the Personal Computer to its original state, reasonable wear and tear excepted, prior to returning the Personal Computer to EDS. If SPI wishes to leave a SPI-provided upgrade, alteration or attachment on the Personal Computer, SPI may do so provided (a) said change does not (i) reduce the value of the Personal Computer or (ii) require any payment by EDS of any additional charges related to disposal of such upgrade, alteration or attachment as a result of legal, regulatory or other requirements related to the disposal of such upgrade, alteration or attachment and (b) title thereto is transferred to EDS on the expiration date of the applicable Lease. SPI will keep and maintain the Personal Computer Functionality free and clear of all liens, charges and encumbrances (except any placed thereon by EDS and liens, if any thereto, in favor of the Agent and the Banks (as each such capitalized terms are defined in that certain Agreement to make Secured Loans between SPI and Electronic Data Systems Corporation dated on or about July 16, 1993) each of which liens will be junior to that of EDS).

3.5 Risk of Loss. SPI will bear the risk of the Personal Computer being lost, damaged, destroyed, stolen, confiscated or condemned (hereinafter called an "Event of Loss") from any source (except as may be caused by EDS's or its assignee's negligence or misconduct,) from the date of delivery of the Personal Computer to SPI through and including the date upon which the Personal Computer Functionality is returned to EDS (or its designee). If any Personal Computer, or component thereof, is lost, destroyed or damaged, SPI will promptly repair, restore or replace such Personal Computer, or component thereof, at its sole cost and expense; provided, however, that SPI will not be required to make any repair, restoration or replacement to the Personal Computer if SPI elects to terminate the Lease for such Personal

Computer and SPI pays the stipulated loss value (the "Stipulated Loss Value") in accordance with Section 3.7.

In addition to the foregoing, as between EDS and SPI, EDS will be responsible for any loss or damage to equipment to which the Personal Computer is attached if and to the extent such loss or damage was caused by removal thereof and such loss or damage was caused by EDS or its employees, agents or subcontractors, and SPI will be responsible for any loss of or damage to the Personal Computer, except as provided herein.

3.6 Insurance. SPI will obtain, pay for and maintain at all times until the Personal Computer has been returned to EDS at the expiration of the Lease, public liability, property damage, all risk, and fire and extended coverage insurance with respect to the Personal Computer, in each case in such form as is reasonably satisfactory to EDS. Such property damage insurance will be in an amount at least equal to the greater of the replacement value of such Personal Computer Functionality or the Stipulated Loss Value of such Personal Computer Functionality determined as of the date of the occurrence of an Event of Loss in accordance with Schedule 3.6. All policies will be issued by insurers recognized internationally, reasonably satisfactory to EDS, and will name EDS as an additional insured, and assignees, if any, as loss payee and provide that the policies cannot be canceled or modified except on at least 30 days' prior written notice to EDS. Evidence of such insurance will be delivered to EDS, and in the case of renewals at least 30 days prior to the expiration of the current policy.

3.7 Event of Loss. SPI will promptly and fully inform EDS after it has knowledge of an Event of Loss. If an item of Personal Computer Functionality is damaged beyond repair or stolen, destroyed or permanently rendered unfit, SPI will then have the obligation to do either of the following within 60 days after the occurrence of an Event of Loss: (i) pay EDS an amount equal to the Stipulated Loss Value of the item of Personal Computer Functionality, computed as of the date of such payment, less the amount received by EDS from the insurance carrier referred to in Section 3.6. Upon payment of such Stipulated Loss Value, the Lease will terminate with respect to such Personal Computer, and SPI Is obligation to pay charges under the Lease will terminate as of the date on which such Event of Loss occurred, except that SPI will pay to EDS charges under the Lease which have accrued thereon (on a daily basis) and which remain unpaid on the date of such termination; or (ii) at its expense, promptly replace the affected Personal Computer with an identical item or comparable item with like functionality and reliability, in good repair, condition and working order, free and clear of all liens (except those liens permitted and described in Section 3.4). Any such replacement item will become the property of EDS and for the purposes of the Lease be deemed to be the Personal Computer which it replaced.

The proceeds of any property damage insurance or condemnation award or other payment in respect of a requisition or taking by any governmental authority, received by EDS with respect to an Event of Loss will be applied by EDS (i) first, as a credit against any accrued, unpaid charges under any Lease and (ii) second, as a credit against, or a reimbursement of, such payment of Stipulated Loss Value by SPI, and the excess of such payment over the Stipulated Loss Value will be paid to SPI.

3.8 On-Site Service. EDS will perform On-Site Services in accordance with the Service Offering specified in the Lease. If SPI or a customer of Spectradyne determines that a Personal Computer is not operating properly, SPI may request On-Site Service by calling EDS at 1-800-____-____ (a "Service Request"). All Service Requests will include the location of the Personal Computer, model number, serial number, manufacturer's name, a description of the problem, a contact name and corresponding telephone number, and any other pertinent information for each item of Hardware.

     (a) Time of Performance of Hardware Services. EDS will perform On-Site Services on the Personal Computer identified in a Service Request. Hardware Services will be performed between the hours of 7:00 a.m. and 12:00 a.m. (midnight) according to that site's local time, Monday through Sunday (the "Coverage Time"). If On-Site Services cannot be completed during the Coverage Time, such On-Site Services will be resumed at 7:00 a.m. the next day or as soon thereafter as commercially reasonable efforts permit. If no Service Offering is specified in a Personal Computer Functionality Request, the following will constitute the Service Offering:

          (i) Upon EDS' receipt of a Service Request, EDS will use commercially reasonable efforts to have an authorized EDS representative arrive at the Personal Computer requiring On-Site Services (other than those Personal Computers located at the sites set forth in Schedule 3.8 (a)
          (i) , which Schedule will include the applicable response times for such sites therein) within four hours after the authorized EDS representative is notified of such Service Request.

          (ii) EDS will restore the Personal Computer Functionality within a reasonable time after the arrival of the authorized EDS representative at the Personal Computer requiring On-Site Services.

     (b) Parts. EDS will maintain a supply of spare parts inventories in accordance with the failure rates, repair times and spare part replenishment recommendations published by the applicable Vendor. All such parts will remain the property of EDS until incorporated into the Personal Computer. If EDS stores spare parts on SPI's or Spectradyne's premises, EDS may remove them at any time. When a part is removed from Personal Computer and another is installed, the part removed will become the property of EDS. Notwithstanding the foregoing, if SPI provides EDS with a spare part to replace a SPI Hardware resident on or integrated into a Personal Computer, the removed part will remain the property of SPI.

     (c) Subcontracting. EDS represents and SPI acknowledges that EDS may subcontract Service Requests to third parties to perform such repairs. In such event, EDS will, nonetheless, be responsible for such subcontractor's compliance with EDS' obligations under this PCFM.

     (d) General Obligations of SPI. SPI will (i) prepare and maintain at each location, at no expense to EDS, documentation in accordance with instructions prescribed by Hardware Vendors and applicable codes, statutes, regulations and standards, (ii) provide safe, clean and adequate work spaces in each location, including heat, light, ventilation, electric current and outlets for use by EDS and its representatives and (iii) provide or cause to be provided to EDS and its representatives full and free access to the Personal Computer and any other Hardware or other items pertaining to the Personal Computer necessary for EDS to properly perform On-Site Services. (To the extent that EDS has dispatched an employee or agent that is on-site to perform an obligation under this PCFM or Electronic Data Systems Corporation has dispatched an employee or agent to perform an obligation under the Phase I Information Technology Services Agreement, each such employee or agent will use commercially reasonable efforts to check all consumable items at such site including, but not limited to, paper, ribbons, printer cartridges and magnetic storage media and other consumable items and, to the extent required and at SPI's expense, replace such consumable items.) SPI will not perform any other repairs, maintenance, alterations, or adjustments of or to any Personal Computer. If requested by EDS, SPI will provide to EDS without charge all technical documentation and diagnostic information that is in SPI's possession or is accessible to SPI and that may be required for proper servicing of the On-Site Service.

3.9  Warranties and Remedies.   SPI and EDS will each have the following rights
and obligations:

     (a) EDS Warranties. EDS warrants, as to any Hardware or Vendor Software acquired by SPI by or through EDS pursuant to this PCFM and provided to SPI under the applicable Lease, that (i) EDS has all necessary authority, right and power to convey good and marketable title to all such Hardware and licensing rights to all such Vendor Software, in each case subject to the terms and conditions of this PCFM, and upon completion of such conveyance SPI will have such title to such Hardware and such rights to such Vendor Software, (ii) any such conveyance is in accordance with EDS' agreements with any Vendor of such Hardware or Vendor Software and is not in violation of or in conflict with any law, rule or regulation or any other EDS agreement with any third party and (iii) Spectradyne will have the right to use any licensed Vendor Software set forth in Schedule 1.3 (o) in accordance with the terms and conditions of the applicable license.

     EDS further warrants that each Personal Computer will be integrated in accordance with the written specifications mutually agreed to by SPI and EDS and that such integration will be performed in a good and workmanlike manner in accordance with EDS' own internal standards for such integration and such mutually agreed to specifications. EDS will have no liability for any impact on any vendor's warranty from integration by EDS in accordance with SPI's integration specifications.

     (b) Vendor Warranties. Each party represents and warrants that it will provide to the other only Hardware and Software to which Vendor's warranties will pass through or be assigned to the other and that each party will pass through or assign to the other any Vendor's warranty that the party providing such Hardware or Software then receives. SPI and EDS each agree to look solely to the applicable Vendor for any and all warranty claims respecting any Hardware or Vendor Software except for claims related to EDS' warranty regarding integration set forth in Section 3.9 (a). In the course of performing On-Site Services under Section 3.8, EDS will, at no additional cost to SPI, exercise on SPI's behalf Vendor warranties applicable to any Hardware and Vendor Software provided by either party and integrated into a Personal Computer under this PCFM. With the exception of Vendor warranties which EDS and SPI are able to exercise on SPI's behalf and the warranties set forth above in this Section 3.9, all Hardware and Vendor Software is provided on an "AS IS" basis without warranty.

     (c) Disclaimer of Warranties.  The warranties contained in Section 3.9 (a)
     (iii) and Section 3.9 (b) are contingent upon proper use of Hardware and Vendor Software. Except as set forth above in this Section 3.9, EDS SUPPLIES THE PERSONAL COMPUTER "AS IS" AND, EDS MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING ANY MATTER, INCLUDING THE MERCHANTABILITY, SUITABILITY, FITNESS FOR A PARTICULAR USE OR PURPOSE, OR RESULTS TO BE DERIVED FROM THE USE (i) OF ANY INFORMATION TECHNOLOGY SERVICES, PERSONAL COMPUTER, HARDWARE, SOFTWARE, OR OTHER PRODUCTS AND SERVICES PROVIDED UNDER THIS AGREEMENT OR (ii) ANY HARDWARE OR VENDOR SOFTWARE PROVIDED BY OR THROUGH EDS TO SPI UNDER THIS AGREEMENT. No representation or warranty made by any person, including any representative of EDS, which is inconsistent or in conflict with, or in addition to the terms of, such warranties will be binding upon EDS unless expressed in a writing signed by a duly authorized representative of EDS. Except as related to EDS's performance of integration services, SPI agrees to look solely to the applicable Vendor for all warranty claims and all warranties made by such Vendors are hereby assigned to SPI.

     (d) Remedies. SPI's sole and exclusive remedy and EDS' sole and exclusive liability for any breach of EDS' warranty provided under this Section 3.9 will be (at EDS' option) to repair, replace or credit SPI's account for any improperly integrated Hardware or Vendor Software and defective Hardware or Vendor Software procured by SPI from or through EDS under this PCFM or any Lease. If EDS elects to make a repair or to effect a replacement, EDS will have a reasonable time to make such repair or replacement. EDS will pay all reasonable costs for any transportation, rigging, drayage and insurance related to any such repair or replacement. Nothing in this first paragraph of Section 3.9(d) will relieve Electronic Data Systems Corporation of any obligation to comply with any performance criteria under the Phase I Information Technology Services Agreement.

     If the sole and exclusive remedy provided in this Section 3.9 (d) fails of its essential purpose, then as an alternative sole and exclusive remedy, SPI may recover ,from EDS, subject to the limitations set forth in Section
     14.4 (d), Section 14.4 (e) and Section 14. 5 of the Phase I Information Technology Services Agreement, direct damages incurred by SPI.

3.10 Charges. SPI will pay the amount set forth in Schedule 3.10, plus any amounts under Section 3.11, for the Personal Computer Functionality in accordance with the provisions of Section 3.12. Charges will set forth in
Schedule 3.10 are stated in U.S. dollars.

The charges set forth in Schedule 3.10 are the monthly amounts to be paid by Spectradyne in accordance with Section 3.12 and include amounts for the applicable Service Offering until the third anniversary of the Commencement Date of such Lease. While such charge will remain constant throughout the term of the Lease (unless otherwise agreed by the parties), such charge includes no amounts for any Service Offering after such third anniversary of the Commencement Date. On or about 90 days before the third anniversary of such Commencement Date, SPI will notify EDS in writing that SPI will (i) pay an amount equal to [ ] on or before such Commencement Date as payment in full of all charges related to continuing such Service Offering for the remainder of the term of such Lease or
(ii) enter into good faith negotiations, within 5 Business Days after the date on which EDS receives such written notice, for the renegotiation of the monthly charge related to continuing such Service Offering for the remainder of the term of such Lease to include, over time, such [ ] amount (albeit amortized over the remaining term of the Lease) and such other amounts as SPI and EDS may mutually agree. Spectradyne will have no right to forego such Service Offering for the remainder of such Lease term.

3.11 Taxes. EDS will promptly report, file and pay to the proper taxing jurisdiction, and SPI will pay EDS, for all sales, use, personal property taxes and other tax or taxes now or hereafter imposed by any state, federal or local government or other taxing authority with respect to this Lease (excluding, however, any franchise taxes or any based upon or measured by the gross receipts or payroll of EDS) , together with any fines, penalties or interest thereon that are not caused by EDS's negligence or that did not result from EDS's failure to remit such taxes in a timely manner. Except for sales, use or leasing tax, or the like, which will be billed to and paid by SPI with each payment, SPI will reimburse EDS upon receipt of EDS's invoice for same listing the location and the Personal Computer Functionality being taxed.

3.12 Payment. SPI will have no obligation to pay any amount for the period beginning on the date on which the Personal Computer is installed (meaning EDS'

EMPTY BRACKETS ([     ]) ON THIS PAGE DENOTE CONFIDENTIAL INFORMATION, WHICH
HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION.

completion of the procedures set forth in Schedule 3.2) and ending on the last day of the month in which the Personal Computer is installed.

SPI will pay as "interim rent" an amount equal to the charge described in
Section 3.10 for the month immediately following the month in which the Personal Computer was installed and for each subsequent month until the day immediately preceding the first day of the next calendar quarter (such first day of such calendar quarter being the "Commencement Date") . All such "interim rents" will be paid monthly. Thereafter, the charge for each Personal Computer will be due and payable by SPI monthly in advance on the first Business Day of the month to which such payment applies. Whenever any payment of a charge is not made when due and remains unpaid for a period of 10 Business Days, SPI will pay interest on such amount at the lesser of 14 percent and the maximum interest rate legally permissible in the state where the Personal Computer is located which interest rate will apply only to any and all past due amounts and only for the period such amount remains due and unpaid.

Except as provided herein, SPI will promptly pay to EDS all charges due under
Section 3.10 and all other amounts payable by it under this PCFM and any Lease. SPI agrees that its obligations to pay all such charges and other sums payable hereunder and the rights of EDS or its assignee and to such charges are absolute and unconditional and are not subject to any abatement, reduction, setoff, defense, counterclaim or recoupment due or alleged to be due to, or by reason of, any past, present or future claims which SPI may have against EDS, any assignee, the Vendor or seller (even though seller may be a division of EDS), of the Personal Computer or against any person for any reason whatsoever. Except as set forth in Section 3.9 (d), SPI acknowledges that SPI I s remedies for nonperformance under Section 3.8 will be solely those related to breach of contract.

3.13 Assignment. Each Lease and this PCFM will be binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that SPI and EDS will each have the following rights and obligations:

     (a) EDS' Right of Assignment. SPI acknowledges, understands and agrees that EDS may assign to a bank, insurance company, or any other financing institution, or any other person or agency that EDS may select, all or any part of EDS's right, title and interest in, any one or more Leases under this PCFM, all of the charges and other sums due or to become due, or at any time owing or payable by SPI under any provisions hereof, and in and to the Personal Computer, and SPI agrees that upon written request it will promptly execute and return to EDS such forms of consent to assignment as EDS' assignee may reasonably request. SPI agrees that after written notice by EDS of any such assignment SPI will pay all charges payable by SPI hereunder to such assignee or as directed by EDS whether or not this PCFM is terminated by operation of law, or otherwise, except as provided herein. SPI will not (a) assert against any such assignee any claims by way of abatement, defense, set-off, counterclaim, recoupment or otherwise which SPI may have, (b) look to such assignee to perform any of EDS's obligation hereunder or (c) terminate or attempt to terminate this PCFM or any Lease on account of any default by EDS. Notwithstanding the foregoing, nothing herein will be deemed to relieve EDS of any of its obligations to SPI hereunder.

     (b) SPI's Right of Assignment. SPI may not assign this Lease or any of SPI's rights hereunder or sublease the Personal Computer Functionality or its use without the prior written consent of EDS, which consent will not be, unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, SPI may, with prompt written notice to EDS, sublease any Personal Computer Functionality to a subsidiary or affiliate of SPI without EDS's permission. Any permitted assignment or sublease will not relieve SPI of any of its obligations or liabilities hereunder.

3.14 Interpretation of Payments in Certain Events. If this PCFM or any Lease or any of the monies issued thereunder is deemed to be a loan or a promissory note, regardless of any provision contained in this PCFM or such Lease, no party(ies) benefiting from this PCFM or such Lease will be entitled to receive, collect or apply, as interest on any amount owing thereunder, any amount in excess of the maximum rate of interest permitted by the laws of the State of Texas. If any party(ies) benefiting from this PCFM or any Lease ever receives, collects or applies as interest, any amount that would be construed as excessive interest will be deemed a partial prepayment of principal and treated as such under the applicable Lease; and, if the principal amount of the Lease is paid in full, any remaining excess will be promptly paid to SPI. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum lawful rate, EDS or any party entitled to the benefits of this PCFM or the Lease will, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest; and, (ii) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the applicable Lease. If the interest received for the actual period of existence hereof exceeds the maximum lawful rate, the party(ies) benefiting from the Lease will refund to SPI the amount of such excess or credit against the principal amount under the applicable Lease, and in such event, no party(ies), benefiting from this PCFM or the Lease will be subject to any penalties provided in any laws for contracting for, charging for, or receiving interest in excess of the maximum lawful rate.

                                   ARTICLE IV
                          RIGHTS AND OBLIGATIONS UPON
                      TERMINATION AND EXPIRATION OF LEASES

4.1 Events of Default. The occurrence of any of the following constitutes an event of default (the "Event of Default") hereunder:

     (a) SPI fails to pay all or any portion of any charge or other payment under this PCFM or any Lease when due and payable, and such failure continues uncured for a period of five Business Days after SPI's receipt of written notice from EDS of such failure.

     (b) Any representation or warranty made in this PCFM or any Lease or in any report, financial statement or other statement furnished pursuant to the provisions of this PCFM or in any Lease is false or misleading in any material respect as of the date it was made;

     (c) SPI fails to duly observe or perform any obligation, covenant, condition or agreement it makes under this PCFM and such failure continues for a period of 30 days after SPI's receipt of written notice from EDS or its assigns stating the failure;

     (d) SPI is declared insolvent or bankrupt, is the subject of any proceedings relating to its liquidation, insolvency or f or the appointment of a receiver, conservator or similar officer for it, makes an assignment for the benefit of all or substantially all of its creditors or enters into an agreement for the composition, extension or readjustment of all or substantially all of its obligations;

     (e) An Event of Default on or breach of any other material obligation or contract (including and limited to the Phase I Information Technology Services Agreement, the Phase II Information Technology Services Agreement and the Financial Agreement [as each of the last two terms are defined in the Phase I Information Technology Services Agreement]) that SPI or Spectradyne may have with EDS or its affiliates as a result of which EDS or its affiliates accelerates payment of any such obligation, forecloses upon any pledged collateral or terminates such agreement prior to the expiration date set forth in such agreement after all applicable grace or cure periods have run.

4.2 Remedies for Events of Default. If an Event of Default occurs and is not cured within the applicable cure period, EDS may exercise any one or more of the following remedies:

     (a) Terminate this PCFM and SPI's rights hereunder, in which event SPI will pay to EDS an amount equal to all unpaid charges to the date of such Lease termination, plus, as liquidated damages for loss of the bargain and not as a penalty, the Stipulated Loss Value determined in accordance with Schedule
     3.6 to each Lease describing each of the Personal Computers, computed as of the date of such occurrence;

     (b) Proceed, by appropriate action or actions under Article V to enforce performance by SPI of the applicable covenants of this PCFM or in any Lease or to recover damages for the breach thereof;

     (c) Subject always to any mandatory requirements of applicable law then in effect as to each Personal Computer:

         (i) retake possession of the Personal Computer, without liability to return to SPI any charges or other payments made under the applicable Lease prior to the date on which EDS retakes possession or to perform any On-Site Services after such date, free from all claims by SPI, by directing SPI in writing to assemble the Personal Computer and deliver the same to EDS at any place or places at which SPI then maintains facilities for the maintenance or storage of equipment similar to the Personal Computer or to any other place or places which may be reasonably convenient to SPI and EDS, in which event SPI will, at its own expense, immediately cause the Personal Computer to be moved to the place or places so designated by EDS and there delivered to EDS, it being understood (x) that SPI's obligation to deliver the Personal Computer is of the essence to this PCFM and each Lease and that, accordingly, upon application to a court of equity having jurisdiction, EDS will be entitled to a decree requiring specific performance by SPI of such obligation and (y) that EDS may, without charge, keep any of the Personal Computers repossessed by EDS pursuant to this clause on the premises of SPI pending further action by EDS as provided below; or

         (ii) If SPI fails to deliver the Personal Computer in accordance with
         Section 4.2(c)(i), personally, or by agents or attorney, remake possession of the Personal Computer from SPI (and any items in or on the Personal Computer Functionality at the time of repossession, wherever such items may be, which items will be held temporarily for SPI without liability on the part of EDS), after giving of notice by process of law or otherwise, without liability to return to SPI any charges or other payments theretofore made, free from all claims by SPI, and for that purpose EDS may enter upon SPI's premises where the Personal Computer is located, and remove such Personal Computer without liability for suit, action or proceeding by SPI. SPI will use all commercially reasonable; efforts to obtain all necessary permissions, approvals, permits and other rights necessary to permit EDS to remove the Personal Computer from the PC Installation Site, provided, however, that if (1) the cost of obtaining such permits or approvals exceeds the Stipulated Loss Value and (2) SPI is not prohibited from doing so by court order or operation of law in either case in connection with any bankruptcy proceedings, SPI may pay to EDS the Stipulated Loss Value. EDS's right to recover the Personal Computer will not be hampered, but EDS will be responsible for damages arising from breach of peace and/or other actions of EDS, its assignee or agent.

4.3 EDS' Rights on Repossession. If EDS repossesses a Personal Computer, EDS may, after taking possession, either rent or lease the Personal Computer Functionality, in such manner, for such time and upon such terms as EDS may determine or sell the Personal Computer Functionality at one or more public or private sales, in such manner, and at such time or times and upon such terms as EDS may determine.

     (a) If EDS enters into any lease of the Personal Computer Functionality, the rents, received by EDS under such lease for the Remaining Lease Term (as defined below in this Section 4.3(a)) respectively applicable to any item of Personal Computer Functionality, will be applied to the payment of
     (i) any expenses and fees (including reasonable and documented attorneys, fees) incurred by EDS in retaking possession of, and removing, storing and renting the Personal Computer Functionality; (ii) the reasonable costs and expenses incurred by EDS in overhauling or repairing the same; (iii) the charges then remaining unpaid under the Lease; and (iv) any and all sums then owing to EDS by SPI hereunder. The remaining balance of such charges, if any, will be payable to SPI, provided, however, that any charges received by EDS under any Lease for any period commencing after the expiration of the Remaining Lease Term applicable to such item of Personal Computer Functionality will be retained by EDS. SPI will remain liable to EDS to the extent that the aggregate amount of the sums referred to by clauses (i) through (iv) of this Section 4.3(a) exceed the aggregate rental received by EDS under such Lease for the respective Remaining Lease Term applicable to the item of Personal Computer Functionality covered by such Lease. The Remaining Lease Term with respect to any item of Personal Computer Functionality will mean the period ending on the date which the term of such Lease would have expired if an Event of Default hereunder had not occurred.

     (b) If EDS sells or otherwise disposes of (other than pursuant to a Lease) any item of Personal Computer Functionality, the proceeds thereof will be applied to the payment of (i) the amounts set forth in clauses (i), (ii) and (iv) of Section 4.3 (a), (ii) the Charges accrued under the Lease but unpaid up to the time of such sale or other disposition and (iii) the Stipulated Loss Value determined as of the date of such sale or other disposition under Section 3.7. The remaining balance of such proceeds if any, will be paid to SPI. SPI Will remain liable to EDS to the extent that the aggregate proceeds received by EDS in connection with the sale or other disposition of the Personal Computer is insufficient to satisfy in full those items described in clauses (i), (ii) and (iii) of this Section 4.3(b).

4.4 Obligations in the Event of Expiration or Termination. The Personal Computer remains the personal property of EDS and may be removed at any time after termination of the applicable Lease. If SPI elects to return the Personal Computer other than in connection with entering into a new Lease under Section 4.5, upon termination or expiration of the Lease, SPI will surrender possession of the Personal Computer in the same operating condition and appearance as when received, reasonable wear and tear excepted. For each Personal Computer so surrendered, EDS will arrange for shipping with a carrier acceptable to SPI and SPI will promptly return the Personal Computer to a location in the continental United States specified by EDS which will not exceed the cost of shipping the Personal Computer to EDS's home office. SPI will prepare the Personal Computer for shipment by padded van, not crated, and deliver the Personal Computer to EDS's loading dock (or equivalent) one day after the last day of the initial term of the Lease or any negotiated extensions of such Lease.

     (a) Notice of Termination. EDS will notify SPI 90 days in advance of the end of initial term of any Lease, or any negotiated extension of such Lease (other than quarter-to-quarter extensions). Each Lease will be automatically extended for a period of 90 days (or such other period as SPI and EDS may mutually agree) unless one party notifies the other in writing at least 60 days prior to the date on which such Lease expires of its intent not to continue the Lease beyond such expiration date. If the parties agree to extend the Lease beyond such expiration date, then the Lease will be extended for the period agreed upon at the same quarterly charge until terminated by either providing written notice the other as set forth above in this Section 4.4 (a). Any notice of termination may not be withdrawn without EDS' prior written consent.

     (b) Restoration of Personal Computer. SPI will, at its own cost and expense and within a reasonable period of time, the costs for which are not in the charges under the Lease, replace all carts of the Personal Computer that may (a) become worn out, or (b) suffer a loss with respect to which SPI bears the risk of loss pursuant to Section 3.5. hereof with appropriate replacement parts meeting the then current manufacturer's specifications and any governmental regulation or requirement, free and clear of mortgage, lien charge or encumbrance (and title thereto will vest in EDS immediately upon installation, attachment or incorporation of the same in, on or into such item of Personal Computer).

4.5 Options Upon Expiration of Lease. If EDS does not retrieve or SPI does not return the Personal Computer, in each case under the provisions of Section 4.4, SPI will exercise one of the following options upon the expiration of each
Lease:

     (a) Purchase the Personal Computer. Provided SPI is not in default hereunder, SPI may notify EDS of its intent to purchase the Personal Computer in accordance with this Section 4.4(a). SPI will notify EDS at least 60 days prior to the expiration of the initial term of the applicable Lease or any extensions thereof and will have the following options:

          (i) SPI may purchase the Personal Computer for a nominal amount and not purchase any Service Offering, in which case after such payment is received by EDS SPI and EDS will, with regard to such Personal Computer, have no further obligation or liability to each other or

          (ii) SPI may purchase the Personal Computer for a nominal amount and purchase a Service Offering, in which case after such payment has been received by EDS and SPI has notified EDS of the Service Offering

         SPI has selected, EDS will commence such Service Offering as of the expiration date of the applicable Lease (unless such notice is given to EDS after the expiration of such Lease, in which case EDS will commence the Service Offering as soon as practicable after EDS receives such notification from SPI).

         If SPI exercises its option under this Section 4.4(b), SPI and EDS will enter into an agreement for and pertaining only to such Service Offering and with regard to such agreement, SPI and EDS will each have all rights and obligations related to such Service Offering under this PCFM including without limitation SPI's obligation to pay all charges related to such Service Offering under Section 3.10 in accordance with
         Section 3.12.

     (b) Refresh the Technology. If SPI and EDS have agreed to renew the Facility under Section 2.3, SPI may elect to replace the Personal Computer Functionality with new Personal Computer Functionality by submitting a Personal Computer Functionality Request and entering into a Lease for such Personal Computer Functionality in accordance with Section 2.1. Spectradyne will only have the right to refresh the technology or otherwise obtain personal computers, peripherals and Software from a third party if EDS elects not to renew the Facility.

     If SPI exercises its option under this Section 4.4 (b), SPI and EDS will enter into a Lease for and pertaining only to such new Personal Computer Functionality, and except with regard to the terms of any renewed Facility under Section 2.3, such Lease will provide that SPI and EDS will each have all rights and obligations under this PCFM.

                                   ARTICLE V
                   PERFORMANCE REVIEW AND DISPUTE RESOLUTION

5.1 Performance Review. In the event of any dispute or controversy between the parties of any kind or nature, upon the written request of either party, each of the parties will appoint a designated officer whose task it will be to meet for the purpose of resolving such dispute or controversy or to negotiate for an adjustment to any provision of this PCFM or any Lease needed to resolve such dispute or controversy. Such officers will discuss the dispute or controversy and negotiate in good faith in an effort to resolve the dispute or controversy or renegotiate the applicable section or provision of this PCFM and each Lease without the necessity of any formal proceeding relating thereto. No formal proceedings for the judicial or arbitrational resolution of such dispute or controversy may be commenced until either or both of the designated officers conclude in good faith that amicable resolution through continued negotiation of the matter in issue is not likely to occur.

5.2 Dispute Resolution. Except for those disputes where injunctive relief is the desired remedy and except for patent, trademark, trade secret or copyright claims brought by third parties, any dispute, controversy or claim arising out of or related to this PCFM or any Lease, or the creation, validity, interpretation, breach or termination of this PCFM or any Lease, and not resolved to the satisfaction of the parties under Section 5.1 will be settled by binding arbitration governed by the Commercial Arbitration Rules of the American Arbitration Association. Any arbitration will be commenced and conducted using the following procedure:

     (a) Either party may demand arbitration in writing, stating the nature of the controversy and naming the arbitrator selected by it.

     (b) Within 15 days after such demand, the other party will name its arbitrator, and the two named arbitrators will, within 15 days thereafter, select the third arbitrator to serve on the arbitration panel. The two arbitrators named by the parties may have prior relationships with the naming party, which in a judicial setting would be considered a conflict of interest. The third arbitrator, selected by the first two, should be a neutral participant with no prior working relationship with either party. If the first two arbitrators are unable to reach agreement as to the third arbitrator within such 15-day period for any reason, then the first 2 arbitrators will request the American Arbitration Association to select a third arbitrator meeting the criteria for such arbitrator set forth above in this Section 5.2(b).

     (c) The arbitration proceeding will be held in Dallas, Texas.

     (d) Each party will bear its own arbitration costs and expenses; provided, however, that the arbitrators may modify the allocation of fees, costs and expenses in the award in those cases where fairness dictates other than an equal allocation between the parties.

     (e) The arbitrators will allow such discovery as is appropriate to the purposes of arbitration in accomplishing fair, speedy and cost effective resolution of disputes. The arbitrators will reference the rules of evidence of the Federal Rules of Civil Procedure then in effect in setting the direction of such discovery.

     (f) The award will be final and binding on the parties, and judgment on the award may be entered in and enforced by any court of competent jurisdiction.

     (g) EDS will continue to provide the On-Site Services under the terms and conditions of this PCFM and the applicable Lease during such period from the date the notion of arbitration is served on one party until the date of any final award.

     (h) SPI will continue to pay all charges under all Leases in accordance with Section 3.12.

                                  ARTICLE VI
                                 MISCELLANEOUS

6.1 Excusable Delays. Each party is excused from performing its obligations (except for SPI's payment obligations) for the time and to the extent it is prevented from performance by a cause beyond its reasonable control, such as but not limited to, delays in performance by the other or third parties (other than subcontractors of EDS, for whose acts, omissions or delays EDS will remain liable to SPI as if such acts, omissions or delays were those of EDS itself), acts of God, war, civil disturbance, court order, or a labor dispute. Delays in performance caused by failures or fluctuations in electrical power or equipment or services necessary for performance that are not under the control of the performing party, such as but not limited to, telecommunications equipment or services, are considered Excusable Delays. Excusable delays are not defaults in performance and are not grounds for termination for cause.

6.2 UCC Financing Statements. SPI will execute and deliver to EDS for filing any Uniform Commercial Code financing statements or any other documents which EDS may reasonably request to protect its interest in the Personal Computer.

6.3 Transaction Costs. SPI and EDS will each bear and be responsible for the costs and expenses incurred in connection with the preparation, execution, delivery and performance of this PCFM and each Lease.

6.4 Waiver. Any modification or waiver of any provision of this PCFM or any Lease, or any consent to any departure by either party therefrom, will not be effective in any event unless the same is in writing and signed by other party, and then such modification, waiver or consent will be effective only in the specific instance and for the specific purpose given. Any notice to or demand on SPI or EDS in any event not specifically required of other party hereunder will not entitle the party to any other or further notice or demand in the same, similar, or other circumstances unless specifically required hereunder.

6.5 Public Disclosures. All media releases, public announcements and public disclosures by either party or its employees, agents or representatives relating to this PCFM and each Lease or the subject matter of this PCFM or such Lease, excluding any announcement beyond the control of the disclosing party, will be approved by the non-disclosing party in writing prior to release.

6.6 Notices. Notices required or permitted under this Agreement will be in writing and deemed delivered (a) on the date of actual receipt if delivered by mail, first class, postage prepaid, (b) when received if delivered by hand or courier service or (c) when confirmed if transmitted by telegraph, telex, telecopier or facsimile. The addresses of the parties, which may be changed with written notice, are:

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

If to EDS, to:

     EDS Technical Products Corporation
     1800 Jay Ell Drive
     Richardson, Texas 75024
     Attention: President
     Telecopy:  (214) 470-5099

With a copy (not constituting notice) to:

     Electronic Data Systems Corporation
     5400 Legacy Drive, H3-3A-05
     Plano, Texas 75024
     Attention: General Counsel
     Telecopy:  (214) 605-5617

If to SPI, to:

     SPI, Inc.
     1501 North Plano Road
     Richardson, Texas 75081
     Attention: Chief Executive officer
     Telecopy:  (214) 301-9234

With a copy to:

     SPI, Inc.
     1501 North Plano Road
     Richardson, Texas 75081
     Attention: General Counsel
     Telecopy:  (214) 301-9234

With a copy (not constituting notice) to:

     Williams and Connolly
     725 Twelfth Street, N.W.
     Washington, D.C. 20005
     Attention:  Jerry Shulman
     Telecopy:  (202) 434-5029

6.7 Severability. If any provision of this PCFM or any Lease is prohibited by, or is unlawful or unenforceable under, any applicable law of any jurisdiction, such provision will, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof; provided, however, that any such prohibition in any jurisdiction will not invalidate such provision in any other jurisdiction; and provided, further, that where the provisions of any such applicable law may be waived, that they hereby are waived by SPI and EDS to the full extent

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

permitted by law to the end that this PCFM and each Lease will be deemed to be a valid and binding agreement in accordance with its terms.

6.8 Order of Priority. In the event of any conflict between the terms and conditions of this PCFM and the terms of any Lease, the terms and conditions of such Lease will prevail.

6.9 Confidentiality. SPI and EDS will have the following obligations with regard to Confidential Information:

     (a) "Confidential Information" means the terms and conditions of this Agreement and that information which is: (i) written information received from the other party which is clearly and prominently marked or identified as confidential and (ii) oral or visual information which is identified as confidential in writing to the receiving party within 30 days after disclosure to the receiving party and which adequately and clearly identifies such visual or oral information claimed as confidential ("Confidential Information").

     (b) Each party will protect Confidential Information received from the other party, before or after the Effective Date, using the same degree of care such party uses to protect its own confidential information, but in no event less than reasonable care.

     (c) Each party will use Confidential Information received from the other party only for the purpose of performing their obligations under this Agreement.

     (d) It will not be a breach of the obligations of this Section 6.9 to disclose to the arbitrators Confidential Information required to be disclosed in connection with the conduct of any binding arbitration proceeding, provided that such disclosure is made pursuant to and in accordance with the approval and at the direction of a majority of the arbitrators conducting such arbitration.

     (e) Confidential Information will not include information which is (i) already known by the recipient party without an obligation of confidentiality, (ii) publicly known through no unauthorized act of the recipient party, (iii) rightfully received from a third party, (iv) independently developed by the recipient party without use of the other party's Confidential Information, (v) disclosed without similar restrictions to a third party by the party owning the information or (vi) approved by the other party for disclosure.

     (f) Each party agrees to return any and all of Confidential Information to its owner upon such owner's request.

     (g) If either party is required to disclose any Confidential Information pursuant to securities laws or any other laws or governmental regulations, or

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

     pursuant to subpoena or other compulsory process, then the disclosing party will use its best efforts and exercise all rights available to it (short of risking damages, injunction or contempt findings) to (i) maintain the confidentiality of the existence, terms and conditions of this Agreement,
     (ii) to the extent it may lawfully do so, inform the other party of any requests for disclosure made pursuant to the Freedom of Information Act or any other law or government regulation or of any subpoena or other compulsory process prior to making such disclosure and (iii) allow the nondisclosing party to contest such request and, if applicable, participate in any resulting proceedings through counsel of the non-disclosing party's choosing and at the non-disclosing party's expense.

6.10 Time of the Essence. Time is of the essence in the Agreement and Schedules attached hereof and each and all provisions of each Lease.

6.11 Relationship of the Parties. Notwithstanding anything to the contrary in this PCFM or any Lease, EDS will act only as an independent contractor and under no circumstances will EDS be deemed to be in any relationship with SPI carrying with it fiduciary or trust responsibilities, whether through partnership or otherwise. EDS has the sole right and obligation to supervise, manage, contract, direct, procure, perform or cause to be performed the day-to-day work to be performed by EDS under this PCFM or any Lease unless otherwise provided in this PCFM or such Lease or agreed by the parties in writing.

6. 12 Governing Law. This PCFM and each Lease will be construed in accordance with, and the rights of the parties will be governed by, the internal laws of the State of Texas applicable to agreements entered into and intended to be performed within the state, without regard to any otherwise applicable principles of conflicts of laws.

6.13 Entire Agreement. This PCFM and each Lease constitutes the entire agreement between EDS and SPI with respect to the subject matter hereof and supersedes and cancels any prior understandings and agreement between EDS and SPI with respect thereto. The individuals executing this PCFM do each hereby warrant and represent that they respectively have been and are authorized by all necessary and appropriate corporation action to execute this PCFM on behalf of their respective principals as of the dates of their respective execution hereof. There are no representations, understandings or agreements relating to this PCFM and each Lease that are not fully expressed herein. No other representations, understandings or arrangements have been made with respect to this PCFM and each Lease and no future representations, understandings or arrangements will bind either party until such time as they are reduced to writing and signed as an amendment to this PCFM or the applicable Lease. All changes to this PCFM and each Lease must be in writing and signed by the party against whom such change would be enforced. The parties agree that any other terms or conditions included in any purchase orders, quotes, acknowledgements, bills of lading or other forms utilized or exchanged by the parties will not be incorporated herein or be binding unless expressly agreed upon in writing by authorized representatives of the parties.

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

     IN WITNESS WHEREOF, EDS and SPI have caused this PCFM to be executed as of the date written above.

SPI HOLDING, INC.                         EDS TECHNICAL PRODUCTS
                                          CORPORATION


By: _________________________             By: ______________________________
    Name:  Al Jerome                          Name:  Robert L. Neighbors
    Title: President & Chief                  Title: President
           Executive Officer


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